Exhibit 32

18 USCA §1350 Certification

We, Luke Lalonde and Gary R. Benware, do hereby certify as follows:

1.           We are the President and Chief Executive Officer and Principal Financial Officer, respectively, of SuperDirectories, Inc. (“Issuer”).

2.           The annual report on Form 10-K to which this Certificate is an Exhibit fairly presents, in all material respects, the financial conditions and results of operations of the Issuer.

3.           The annual report on Form 10-K to which this Certificate is an Exhibit fully complies with Section 13(a) or 15(d) of the Exchange Act.

Date:  December 23, 2009                                                                /s/ Luke Lalonde
Luke Lalonde, President and
Chief Executive Officer

Date:  December 23, 2009                                                                            /s/ Gary R. Benware
Gary R. Benware
Principal Financial Officer